SCHEDULE 14A
                                     (Rule 14a-101)
                        INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of the
                           Securities Exchange Act of 1934

Filed by the registrant  /x/

Filed by a party other than the registrant  / /

Check the appropriate box:

  / /  Preliminary proxy statement            / /  Confidential, for Use of the
                                                   Commission Only (as permitted
  / /  Definitive proxy statement                  by Rule 14a-6(e)2))
  /x/  Definitive additional materials

  / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                          1st UNITED BANCORP
          (Name of Registrant as Specified in Its Charter)

                          1st UNITED BANCORP
            (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropiate box):

  /x/  No fee required

  / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       (4)  Proposed maximum aggregate value of transaction:

       (5)  Total fee paid:

  / /  Fee paid previously with preliminary materials.

  / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)  Amount previously paid:

       (2)  Form, Schedule or Registration Statement No.:

       (3)  Filing Party:

       (4)  Date Filed:

                                                                 October 8, 1997

Dear Shareholders,

     RE: IMPORTANT NOTICE REGARDING CHANGE IN DATE OF SPECIAL MEETING OF SHAREHOLDERS

     Due to a delay in the timing of the mailing of our proxy materials, we are postponing the Special Shareholders' Meeting called for a vote on the proposal to approve an Agreement and Plan of Merger between 1st United Bancorp and Wachovia Corporation.

     The date of the Special Meeting has been changed from Thursday, October 30, 1997, to Friday, November 7, 1997. The time and location remain the same. The meeting will be held at 2:00 p.m. at the Colony Hotel Pavilion at 155 Hammon Avenue in Palm Beach, Florida.

     For those of you who have not previously received the proxy materials, they are enclosed herewith.

     We apologize for this inconvenience, and look forward to receiving your proxy vote or seeing you at the Special Meeting on November 7th.

     If you have any questions regarding the foregoing, please call our proxy solicitor, W.F. Doring & Co., at 1-888-330-5111.

     We look forward to seeing you at the Special Meeting.

                                      Sincerely,

                                      WARREN S. ORLANDO
                                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

      980 N. FEDERAL HIGHWAY, BOCA RATON, FL 33432 (BULLET) (407) 392-4000